Exhibit 99.1

Air Products Logo                                         News Release
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           Air Products and Chemicals, Inc.
           7201 Hamilton Boulevard
           Allentown, PA  18195-1501

           03014

           November 1, 2002

           Contact:  Katie McDonald
           Phone:    (610) 481-3673
           E-mail:   mcdonace@apci.com

           WHAT: Air Products To Make Investor Conference Available Via Webcast

                 On November 5th and 6th, Air Products (NYSE:APD) will host an Investor Conference for analysts and investors near its corporate headquarters in Allentown, Pa. A live Internet broadcast will be available to other interested parties at www.airproducts.com/fin.
                 ------------------------

                 The theme for the Conference supports the vision for the company...being the best to invest in, buy from and work for. The presentations will focus on the company's financial objectives, four global growth platforms (electronics, refinery hydrogen/energy solutions, healthcare and performance materials), and leadership positions in Europe and Asia.

           WHEN: Wednesday, November 6th (Eastern Standard Time - EST):

                 7:45 a.m.   Conference Introduction
                              Alex Masetti--Director, Investor Relations

                 8:00 a.m.   Performance and Corporate Objectives
                              John Owings--Chief Financial Officer

                 8:30 a.m.   Electronics
                              Jerry Ermentrout--Vice President and General
                              Manager, Electronics Division

                 9:15 a.m.   Performance Materials
                              John McGlade--Vice President and
                              General Manager, Performance Materials

                 10:00 a.m.  Healthcare
                              Karel Schroder--Vice President and General
                              Manager, Global Healthcare
                              Bob Cucuel--Chief Executive Officer, American Homecare Supply

                                           -more-

                10:45 a.m.   Refinery Hydrogen and Energy Solutions
                              Scott Sherman--Vice President and
                              General Manager, Chemical Process
                              Industries and Energy Systems

                12:00 p.m.   Investor Conference opening remarks from the
                              previous night
                              John Jones--Chairman and Chief Executive Officer

                3:30 p.m.    Air Products Europe: Leveraging Global Growth
                              Platforms
                              Bernard Guerini--President, Air Products Europe

                3:45 p.m.    Air Products Asia: Strong Performance/Positioned
                              for Growth
                              Mark Bye--President, Air Products Asia

                4:15 p.m.    Investor Conference closing remarks
                              John Jones--Chairman and Chief Executive Officer

           WHERE: Interested parties can listen to the executive presenters and view the presentation slides at www.airproducts.com/fin.
                                                       -----------------------
                   A replay will be available via the Internet starting at 8:00 a.m. (EST) on Thursday, November 7th.

           ***NOTE: This release may contain forward-looking statements. Actual results could vary materially, due to changes in current expectations.


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